First Financial Bancorp Investor Presentation Fourth Quarter 2013 EXHIBIT 99.1

2 Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non- payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including the recently announced proposed acquisitions of The First Bexley Bank and Insight Bank; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

3 Focused Business Strategy Client intimate strategy focused on long-term, profitable relationships with clients Strong sales culture across all business lines Lines of business Commercial Consumer Wealth Management Mortgage Target clients – individuals and small / mid-size businesses located in-market Ohio, Indiana and Kentucky 106 locations with focus on metro and near-metro markets Primary focus and value creation is through organic growth in key regional markets Supplement organic strategy through acquisitions in current footprint as well as contiguous markets with growth opportunities New Market Expansion Columbus, OH – announced acquisitions; expected to close during the second quarter 2014 pending regulatory approval Fort Wayne, IN – added experienced and well established commercial and residential mortgage teams

4 Credit Product Diversity During the fourth quarter, the Company’s comprehensive set of credit products produced solid loan growth driven through multiple channels led by C&I / owner-occupied CRE lending, franchise finance and specialty finance Category As of Percent As of Percent As of Percent (Dollars in thousands) December 31, 2008 of Portfolio September 30, 2013 1 of Portfolio December 31, 2013 1 of Portfolio Commercial and CRE $1,887,382 70.3% $2,251,000 59.4% $2,263,709 58.8% Franchise finance - 0.0% 461,041 12.2% 477,616 12.4% Business credit - 0.0% 95,118 2.5% 102,234 2.7% Equipment finance 50 0.0% 84,571 2.2% 89,983 2.3% Total commercial lending 1,887,432 70.3% 2,891,730 76.3% 2,933,542 76.2% Residential mortgage 383,599 14.3% 443,835 11.7% 438,945 11.4% Home equity 286,110 10.7% 463,245 12.2% 460,293 12.0% Other consumer 126,119 4.7% 70,732 1.9% 70,968 1.8% Total onsumer lending 795,828 29.7% 977,812 25.8% 970,206 25.2% Loan mark / other - 0.0% (80,194) (2.1%) (54,269) (1.4%) Total loans $2,683,260 100.0% $3,789,348 100.0% $3,849,479 100.0% 1 Includes all uncovered loans and unpaid principal balance of covered loans likely to retain

5 Disciplined Cost Management Completed a comprehensive efficiency study across all business lines and support functions during 2012 Long-term positive operating leverage through the delivery of superior client solutions in a cost- effective manner Programs Targets Banking center rationalization Increased use of online / mobile banking enables consolidation Super ATM capabilities Call center sales capabilities Non-banking center real estate efficiencies Streamlining staffing models Vendor management / contract renegotiation Professional services spend Outsourcing support services Original efficiency plan targeted $17.1 million of annualized savings Realized 100% of targeted savings in 2013 – ahead of plan schedule Annual run rate savings expected to exceed target Identified additional savings of $5.0 million to be realized in full year 2014 results Realized in 2013 Results $17.1 million $5.0 million 2014 full year results

6 Fourth Quarter 2013 Financial Highlights Quarterly net income of $3.8 million, or $0.07 per diluted common share Diluted earnings per share of $0.31 adjusted for the impact of non-operating items Adjusted pre-tax, pre-provision income increased 4.0% to $27.4 million, or 1.75% of average assets Continued solid performance Return on average assets of 1.14% adjusted for non-operating items Return on average tangible common equity of 11.88% adjusted for non-operating items Quarterly net interest margin declined 1 bp to 3.90% Excluding impact from loans returning to accrual status, net interest margin was 3.86% Adjusted yield on the uncovered loan portfolio increased 2 bps during the quarter Yield on investment securities increased 18 bps to 2.38% Uncovered loan balances increased $74.7 million, or 8.6% on an annualized basis Strong performance in C&I / owner-occupied CRE and franchise lending Continued growth specialty finance lending Nonperforming loans declined $21.5 million, or 29.0%, and represent 1.50% of total loans compared to 2.16% for the linked quarter

7 Adjusted Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision (“PTPP”) income represents income before taxes plus provision for all loans less FDIC loss sharing income and accelerated discount adjusted for significant non-operating and non-recurring items Fourth quarter adjusted PTPP income increased $1.1 million compared to the linked quarter, driven by a $1.2 million decline in operating expenses $28,561 $25,250 $26,429 $26,371 $27,429 1.81% 1.60% 1.68% 1.69% 1.75% 4Q12 1Q13 2Q13 3Q13 4Q13 (Dollars in thousands) Adjusted PTPP Income Adjusted PTPP Income / Average Assets

8 Components of Net Interest Income Net interest margin decreased 5 bps during the fourth quarter to 3.86% excluding the impact of loans returning to accrual status Quarterly average balance of covered loans declined 14.5% and average balance of uncovered loans increased 1.3% Quarterly average investment balances increased 4.1% and the portfolio yield increased 18 bps to 2.38% Cost of interest bearing deposits remained low at 0.35% $62.0 $58.7 $58.1 $55.8 $55.8 4Q12 1Q13 2Q13 3Q13 4Q13 Dollars in millions Net Interest Income $5,780 $5,678 $4,352 $4,304 4.64% 4.18% 0.5% 0.37% 4.11% 3.86% 4Q12 1Q13 2Q13 3Q13 4Q13 Dollars in millions Average Interest-Earning Assets Average Interest-Bearing Liabilities Yield on Interest-Earning Assets Cost of Interest-Bearing Liabilities Net Interest Margin

9 Loan Composition Total Gross Loans – $4.0 billion As of December 31, 2013 (Dollars in millions) Covered loans likely to retain – performing credits both in- and out-of-market Expected to retain past the expiration of applicable loss sharing agreements with the FDIC Covered loans likely to exit – primarily classified credits both in- and out-of-market Pursuing resolution strategies with intent to exit under loss sharing agreements with the FDIC Total Gross Loans – $3.9 billion As of September 30, 2013 (Dollars in millions) $3,506 88% $344 9% $114 3% Uncovered loans Covered loans likely to retain Covered loans likely to exit $3,506 88% $344 9% $114 3% $3,431 87% $358 9% $160 4%

10 Loan Composition Total uncovered loans increased $74.7 million, or 8.6% on an annualized basis, compared to the linked quarter Growth driven by performance in C&I / owner-occupied, franchise and specialty finance Uncovered loan growth has exceeded covered loan decline for four of the past five quarters Total loans increased $14.1 million during the quarter 11.6% of total loans covered under FDIC loss sharing agreements 8.7% represent loans likely to retain 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark / other of ($54.3) million associated with these loans Total Uncovered Loans and Covered Loans Likely to Retain – $3.8 billion1 As of December 31, 2013 (Dollars in millions) $840 22% $829 21% $595 15% $478 12% $102 3% $90 2% $439 11% $460 12% $71 2% C&I and owner occupied CRE Investment CRE Business banking Franchise Business credit Equipment finance Residential mortgage Home equity Other consumer

Commercial Lending

C&I / Owner Occupied CRE

- Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria
- Increased focus on middle market business clients (generally up to $30 million of revenue)
- Specialty finance designed to expand product set and increase client base
- Business banking and SBA lending for smaller businesses

Investment Real Estate

- Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria
- Regional and local developers and investors
- Dedicated ICRE sales team of experts
- Interest rate risk management tools

Total Commercial Loans Uncovered Loans and Covered Loans Likely to Retain – $2.9 billion[1] As of December 31, 2013

(Dollars in millions)



$840
29%
$829
28%
$595
20%
$478
16%
$102
4%
$90
3%
C&I and owner occupied CRE
Investment CRE
Business banking
Franchise
Business credit
Equipment finance

[1] Includes unpaid principal balance of covered loans likely to retain and excludes loan mark associated with these loans first financial bancorp
11

12 Consumer Lending Consumer lending focused primarily on residential mortgage, home equity and credit cards Serving consumer households in Ohio, Indiana and Kentucky markets Mortgage loan originators located across footprint with concentrations in Cincinnati, Dayton, Fort Wayne and Indianapolis Fourth quarter mortgage origination volumes were down compared to the linked quarter Originations of portfolio product increased during 2013, resulting in annual growth of uncovered residential mortgages of $34.7 million, or 10.9% Total Consumer Loans Uncovered Loans and Covered Loans Likely to Retain – $1.0 billion1 As of December 31, 2013 (Dollars in millions) 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark associated with these loans $439 45% $460 48% $71 7% Residential mortgage Home equity Other consumer

13 Building the “fIRST” Brand Significant growth in brand awareness Award-winning sales center prototype Proactive marketing and media relations Expands presence and market share Deeper relationships and differentiated client experience 2012 Metropolitan Brand Awareness Cincinnati 64% Dayton 47% Indianapolis 40%

14 Delivery Channels and Product Innovation Launched new online banking platform in 2012 Added mobile apps to accommodate client preferences with further enhancements such as Snap Deposit Client usage of mobile and online channels increased significantly during 2013 Deployed image-capture ATMs Sales centers focused on relationship vs. transactions Deliver a consistent brand experience in a cost-effective manner

15 Capital Management Long-term capital return target to shareholders of 60% - 80% of earnings through combination of dividends and share repurchases Quarterly dividend of $0.15 per share Translates into yield of 3.7% compared to current peer median dividend yield of 2.4% Announced a share repurchase plan targeting one million shares annually beginning fourth quarter 2012 Repurchased 250,000 shares during fourth quarter 2013 and first quarter 2014 Repurchased approximately 1,250,000 total shares to date under the plan Suspending repurchases during remainder of first quarter 2014 due to pending regulatory applications related to acquisitions Established revised long-term capital targets based on Basel III analysis and impact Tier 1 leverage ratio of 8.5% Common equity tier 1 capital ratio of 9.0% Tier 1 capital ratio of 10.5% Total capital ratio of 12.5% Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); Dividend valuation data as of February 19, 2014.

16 Capitalization Primary component of capital is common equity Capitalization levels still remain high despite the strong return of capital to shareholders Long-term goal is to deploy capital above target levels though growth initiatives, including organic growth and acquisitions 10.38% 10.33% 10.40% 11.11% 10.38%7.96% 8.06% 8.28% 8.12% 8.39% 3Q10 4Q1 1Q11 2Q1 3Q11 First Financial Peer Group Median Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of February 19, 2014. Source: Peer Group median data obtained from SNL Financial 8.67% 8.66% 8.61% 8.49% 8.56% 9.50% 9.60% 9.62% 9.60% 9.20% 4Q12 1Q13 2Q13 3Q13 4Q13 TCE / Tangible Assets 9.51% 9.37% 9.47% 9.47% 9.59% 10.25% 10.00% 10.12% 10.29% 10.11% 4Q12 1Q13 2Q13 3Q13 4Q13 Tier 1 Leverage Ratio 13.12% 13.30% 12.88% 12.95% 12.99% 16.32% 15.87% 15.41% 15.26% 14.61% 4Q12 1Q13 2Q13 3Q13 4Q13 Tier 1 Capital Ratio 14.69% 15.14% 14.19% 14.25% 14.18% 17.60% 17.15% 16.68% 16.53% 15.88% 4Q12 1Q13 2Q13 3Q13 4Q13 T tal Capital Ratio

17 Credit Quality (Excluding Covered Assets) Classified assets have declined $18.5 million, or 14.4%, since the fourth quarter 2012 Significant problem asset resolution activity during the quarter Total nonperforming loans declined $21.5 million, or 29.0% Total nonperforming assets declined $13.5 million, 15.7% Select Credit Metrics (Dollars in thousands) 4Q13 3Q13 2Q13 1Q13 4Q12 NPLs / total loans 1.50% 2.16% 2.22% 2.38% 2.39% NPA / total assets 1.13% 1.38% 1.38% 1.40% 1.36% Allowance for loan & lease losses / total loans 1.25% 1.33% 1.39% 1.49% 1.50% Annualized NCOs / average loans & leases 0.41% 0.34% 0.45% 0.32% 0.68% Total classified assets 110,509$ 120,423$ 129,832$ 130,436$ 129,040$ % increase / (decrease) (8.2%) (7.2%) (0.5%) 1.1% (3.3%)

18 Fourth Quarter 2013 Transaction Summary During the fourth quarter, First Financial announced the acquisitions of The First Bexley Bank and Insight Bank, both headquartered in the Columbus, OH market Entering the growth-oriented Columbus market through the acquisition of two highly successful institutions with client-focused business models similar to First Financial Strong business development teams will have access to greater resources, higher lending limits and wider commercial and consumer product sets to drive further growth Board representation and establishment of local Columbus advisory board comprised of well-connected directors to help ensure the success of the organization Attractive financial returns for shareholders before factoring in potential revenue synergies resulting from the enhanced product set and capabilities Integration risk is manageable and will not be a distraction to current and future strategic initiatives Pro forma capital levels are strong, leaving First Financial well positioned to capitalize on future organic growth and acquisition opportunities

Entrance to the Columbus, Ohio Market



Gary
South Bend
Valparaiso
Bowling Green
Warsaw
Fort Wayne
Monon
Logansport
Lima
Celina
Kokomo
Lafayette
Danville
Muncie
Sidney
Anderson
Piqua
Crawfordsville
Indianapolis
Trotwood
Dayton
Kettering
Terre Haute
Greenwood
Chillicothe
Bloomington
Fairfield
Cincinnati
Jackson
Bedford
Columbus
Portsmouth
Dublin
Worthington
Westerville
Huber Ridge
New Albany
Upper Arlington
Gahanna
Grandview Heights
Whitehall
Reynoldsburg
Blacklick Estates
Grove City

- First Financial
- First Bexley
- Insight Bank

As of or for the year ended December 31, 2013		
(Dollars in millions)	The First Bexley Bank	Insight Bank
Total assets	$309.0	$211.9
Total loans	270.2	180.2
Total deposits	283.4	176.8
TCE ratio	7.5%	9.5%

Columbus MSA Market Highlights[1]

- Third fastest growing metropolitan market in the Midwest
- Population of 1.9 million with projected growth of 4.3% through 2017 – highest in Ohio
- Diverse economy anchored by 15 Fortune 1000 companies

Pro Forma Deposit Market Share
Columbus MSA
FDIC Deposit Data as of June 30, 2013 - Holding Company Level

2013 Rank	Name	City, State	Number of Branches	Total Deposits ($000s)	Market Share (%)
1	Huntington Bancshares Inc.	Columbus, OH	97	14,501,332	31.4
2	JPMorgan Chase & Co.	New York, NY	80	10,889,297	23.6
3	PNC Financial Services Group Inc.	Pittsburgh, PA	62	5,901,337	12.8
4	Fifth Third Bancorp	Cincinnati, OH	59	4,171,643	9.0
5	Park National Corp.	Newark, OH	32	1,791,588	3.9
6	KeyCorp	Cleveland, OH	27	1,671,130	3.6
7	U.S. Bancorp	Minneapolis, MN	40	1,263,717	2.7
8	WesBanco Inc.	Wheeling, WV	11	506,517	1.1
9	Heartland BancCorp	Gahanna, OH	12	478,154	1.0
10	FirstMerit Corp.	Akron, OH	15	459,808	1.0
11	Union Savings Bank	Cincinnati, OH	7	448,137	1.0
12	DCB Financial Corp	Lewis Center, OH	16	447,607	1.0
13	**Pro Forma First Financial**	**Cincinnati, OH**	**2**	**414,336**	**0.9**
16	**First Bexley Bank**	**Bexley, OH**	**1**	**248,065**	**0.5**
21	**Insight Bank**	**Worthington, OH**	**1**	**166,271**	**0.4**
	Other institutions		122	4,195,532	9.1
	Market total		559	$46,244,391	100.0

Source: SNL Financial LC

[1] Source: the Columbus Chamber, SNL Financial LC

first financial bancorp

19

20 Prior Acquisition History Supplements organic growth strategy through expansion in strategic markets Transactions met all internal criteria for acquisitions Loss sharing agreements provide significant protection on covered loans Peoples (FDIC) July 31, 2009 19 banking centers $521mm deposits $331mm in loss share covered loans1 No first loss position Irwin (FDIC) September 18, 2009 27 banking centers $2.5B deposits $1.8B in loss share covered loans1 No first loss position Banking Centers December 2, 2011 22 banking centers, primarily Indianapolis MSA $342mm retail deposits Loan Portfolio June 30, 2009 $145 mm select performing commercial and consumer loans Banking Centers August 28, 2009 Three banking centers in Indiana $85mm deposits $41mm in select performing commercial and consumer loans Banking Centers September 23, 2011 16 banking centers, primarily Dayton MSA $342mm deposits $127mm in select in-market performing loans 1 Estimated fair market value of loans We will continue to evaluate opportunities but never lose sight of the core franchise Core philosophy and strategy remain unchanged

21 Franchise Highlights 1. Strong operating fundamentals – 93 consecutive quarters of profitability 2. Investments to create long-term growth are producing results 3. Strong loan growth momentum driven by comprehensive portfolio of credit products 4. Well positioned in current markets and executing on new market expansion strategies 5. Growth strategies focused on increasing core deposits and fee revenue 6. Strong capital levels with ability to support further organic growth and acquisition opportunities 7. Balanced long-term capital management strategy returning 60% - 80% of earnings through dividends and share repurchases 8. Delivered on efficiency plan with focus on continual process improvement

Appendix Investor Presentation Fourth Quarter 2013

Adjusted Pre-Tax, Pre-Provision Income

(Dollars in thousands)	For the three months ended December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Pre-tax, pre-provision income [1]	$ 1,947	$ 23,707	$ 23,794	$ 23,324	$ 28,869
Less: accelerated discount on covered loans	1,572	1,711	1,935	1,935	2,455
Plus: loss share and covered asset expense [2]	2,441	1,928	(634)	2,129	2,251
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	2,816	23,924	21,225	23,518	28,665
Less: gain on sales of investment securities	-	-	188	1,536	1,011
Less: gain on sales of non-mortgage loans [3]	-	-	-	-	45
Less: other income not expected to recur	-	-	442	-	-
Plus: pension settlement charges	462	1,396	4,316	-	-
Plus: expenses related to efficiency initiative	1,450	1,051	1,518	2,878	952
Plus: FDIC indemnification asset valuation adjustment	22,417	-	-	-	-
Plus: acquisition-related expenses	284	-	-	-	-
Plus: other expenses not expected to recur	-	-	-	390	-
Adjusted pre-tax, pre-provision income	$ 27,429	$ 26,371	$ 26,429	$ 25,250	$ 28,561

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income
[2] Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above
[3] Represents gain on sale of loans originated by franchise finance business

FIRST
first financial bancorp
23

24 Investment Portfolio Investment portfolio represents 28.0% of total assets Yield earned on portfolio increased to 2.38% from 2.20% for the linked quarter As of December 31, 2013 Category Held-to- Available-for- Other Percent (Dollars in thousands) Maturity Sale Investments Total of Portfolio Debt obligations of the U.S. Government -$ 21,223$ -$ 21,223$ 1.2% Debt obligations of U.S. Government Agency 18,981 9,571 - 28,552 1.6% Residential Mortgage Backed Securities Pass-through securities: Agency fixed rate 86,819 109,398 - 196,217 10.9% Agency adjustable rate 145,019 41,667 - 186,686 10.4% Collateralized mortgage obligations: Agency fixed rate 370,303 253,938 - 624,241 34.7% Agency variable rate - 82,137 - 82,137 4.6% Agency collateralized and insured municipal securities 68,888 103,974 - 172,862 9.6% Commercial mortgage backed securities 145,977 119,275 - 265,252 14.8% Mu i ipal bond securities 1,285 3,358 - 4,643 0.3% Corporate securities - 110,513 - 110,513 6.1% Asset-backed securities - 50,554 - 50,554 2.8% Regulatory stock - - 42,576 42,576 2.4% Other - 7,993 4,851 12,844 0.7% 837,272$ 913,601$ 47,427$ 1,798,300$ 100.0%

25 Deposit Composition Total deposits increased $108.5 million, or 2.3%, during the quarter The total cost of deposit funding during the quarter remained low at 27 bps The quality of the deposit base has improved significantly as the balance of higher cost, non-core relationship deposits has declined significantly over the past two years Non-time deposit balances comprise over 80% of the total base New products introduced to support growth and increase client share of wallet Commercial and consumer indexed money market accounts Relationship CD pricing Total Deposits – $4.8 billion As of December 31, 2013 24% 23% 33% 20% Noninterest-bearing deposits Interest-bearing deposits Savings and MMDA Time deposits

26 Funding Structure and Cost of Funds Average Balances – Total Interest Bearing Liability Composition Average Balances – Deposit Composition Total Cost of Funds (1) Not included in cost of funds calculation Total Cost of Deposits Co s t of F u n d s 0.43% 0.38% 0.35% 0.37% 0.32% 0.27% 0.24% 0.27% 0.00% 0.00% 0.00% 0.00% 0.12% 0.09% 0.12% 0.19% 0.10% 0.10% 0.09% 0.15% 1.20% 1.04% 0.90% 0.90% 20.8%19.9%19.3%18.8% 51.3%50.2%50.6%49.0% 17.2%17.6%18.4%18.9% 10.7%12.4%11.7%13.2% 4Q133Q132Q131Q13 Noninterest-bearing deposits (1) Interest-bearing deps. and savings Time deposits Borrowed funds 23.3%22.7%21. %21.7% 23.7%23.2%23.5%23.0% 33.8%34.0%33.8%33.5% 19.2%20.0%20.8%21.8% 4Q133Q132Q131Q13 Nonin erest-bearing depo its Intere t-bearing deposits Savings Time deposits

27 Covered Loan Activity Covered loans declined $60.7 million, or 11.7%, during the quarter The FDIC indemnification asset declined $33.0 million, or 42.3%, during the quarter to $45.1 million, or 9.8% of the balance of covered loans outstanding The decline was driven by a $22.4 million pre-tax non-cash valuation adjustment resulting from an improvement in future expected cash flows on covered loans, a decline in loss claims filed with the FDIC and higher reimbursements to the FDIC related to positive asset resolutions $748 $688 $622 $519 $458 10.54% 11.04% 10.62% 10.25% 10.62% 4Q12 1Q13 2Q13 3Q13 4Q13 Dollars in millions Covered Loan Balances and Yields Ending Balance of Covered Loans Yield on Covered Loans

28 Components of Covered Asset Credit Losses $2,234 $(1,846) $1,388 $(250) 1Q13 2Q13 3Q13 4Q13 Covered Asset Credit Losses For the three months ended December 31, (Dollars in thousands) 2013 Description Net incremental impairment / (relief) for period ($4,358) Reduction / (increase) in expected cash flows related to certain loan pools net of prior period impairment relief / recapture Net charge-offs (1,499) Represents actual net charge-offs of the recorded investment in covered loans during the period 1 Provision for loan and lease losses - covered (5,857) (Gain) / loss on sale - covered OREO 946 Other credit-related expenses 2 1,276 Total gross credit losses ($3,635) FDIC loss sharing income ($3,385) Represents receivable due from the FDIC on estimated credit (Noninterest income) losses; calculated as approximately 80% of gross credit losses related to covered assets ($250) Difference between these two amounts represents actual credit costs for the period 1 Investment in covered loans originally recorded at less than unpaid principal balance to reflect anticipated credit losses at time of acquisition 2 Represents credit related expenses of $1.5 million net of $0.2 million of rental income on covered OREO properties

First Financial Bancorp Investor Presentation Fourth Quarter 2013